Exhibit 99.1

2929 California Street Torrance, California 90503 Tel. 310.212.7910 Fax. 310.212.6315 800.890.9988 www.motorcarparts.com

FOR IMMEDIATE RELEASE

Motorcar Parts of America, Inc. Announces Strong
Second Quarter Fiscal 2008 Results
LOS ANGELES, CA, November 9, 2007 — Motorcar Parts of America, Inc. (“MPA”, “the Company”) (OTC: MPAA.PK), a leading provider of remanufactured alternators and starters for the automotive aftermarket, announced today financial results for the quarter ended September 30, 2007.
Second Quarter Fiscal 2008 Highlights
•	Net sales increased 4.3% after eliminating from last year’s quarter the effect of the termination of the Pay-On-Scan arrangement

•	Gross profit rose 67% year-over-year to $8.2 million

•	Gross margin improved 13.2 percentage points to 24.4%

•	Operating income increased to $2.4 million

•	Net income increased to $0.5 million, or $0.04 per diluted share

•	Over 90% of total remanufacturing requirements now met outside the U.S.

•	Mexico and Malaysia facilities achieve record highs in production

•	Currently sorting 100% of cores in Mexico

•	Continue to transition raw materials, packing and logistics to Mexico

•	Lease cancelled on 35% of square feet at Torrance facility effective April 1, 2008

•	Closed and expect to sublease distribution center in Nashville, TN, reducing annual expenses by approximately $1.6 million

•	Registration statement related to May 2007 private placement declared effective in October
Overview
“We are pleased with our financial performance in the second quarter of fiscal 2008. We continued to see the positive impact of our offshore initiative flow through to our financial results, resulting in our second consecutive quarter of improvement in gross margin and net income,” said MPA’s Chairman, President and CEO, Selwyn Joffe. Mr. Joffe also noted that, “We are the subject of a review of duties relating to the import into the US of units remanufactured at our Malaysian facilities. The matter is in its early stages and involves a review of the tariff classification and documentation we used over the last five years. To account for the eventual disposition of this matter, we have recorded an expense in this quarter of $1.5 million for the total estimated potential related costs should we not prevail in our positions. This expense affects our gross margin for this quarter by 4.3 percentage points.”
Second Quarter Fiscal 2008 Results
Net sales for the quarter ending September 30, 2007 were $33.8 million, down 23.4% from $44.2 million in the second quarter of fiscal 2007. The decrease in net sales was primarily due to the termination of the pay-on-scan (“POS”) arrangement with the Company’s largest customer in the year ago period, which increased net sales by $11.7 million. Excluding the impact of the termination of the POS arrangement, net sales increased 4.3% in the second quarter of fiscal 2008.

Gross profit was $8.2 million, or 24.4% of net sales, up 66.7% from $4.9 million, or 11.2% of net sales, in the second quarter of fiscal 2007. The 13.2 percentage point improvement in gross margin was primarily related to decreases in marketing allowances and customer returns, which increased net sales in the second quarter of fiscal 2008, as well as lower per-unit manufacturing costs resulting from improvements in efficiencies at the Company’s Mexican facility. The improvement in gross profit was partially offset by a $1.5 million accrual for customs duties.
Operating income in the second quarter of fiscal 2008 was $2.4 million, compared to an operating loss of $1.6 million in the same quarter of the prior year. Operating expenses declined 11.8% from a year ago, primarily due to a 43.9% decrease in sales and marketing expenses due to $0.5 million in changeover expenses for a new customer recorded in the year ago period and lower compensation expenses in the current quarter. General and administrative declined 1.8% to $4.7 million, primarily due to lower stock-based compensation expenses.
Net income in the second quarter of fiscal 2008 was $0.5 million, or $0.04 per diluted share, compared to a net loss of $1.8 million, or $0.21 per diluted share, in the second quarter of fiscal 2007. Diluted earnings per share reflect 4,068,457 in additional diluted weighted average shares outstanding from the same quarter of the prior year primarily due to the private placement transaction in May 2007.
“We are pleased with our operational results this quarter and look forward to further improvements in the second half of the year as we progress with our initiatives,” said Mr. Joffe.
Six Month Fiscal 2008 Results
Net sales for the first half of fiscal 2008 were $69.3 million, compared to $71.6 million in the same period last year. After giving effect to the termination of the POS arrangement in the year ago period, net sales increased by 15.7%. Gross profit was $18.4 million, or 26.6% of net sales, up 52.3% from $12.1 million, or 16.9% of net sales, in the same period last year. Operating income was $6.7 million, or 9.6% of net sales, up 263.9% from $1.8 million, or 2.6% of net sales, in the same period last year. Net income in the first half of fiscal 2008 was $2.1 million, or $0.18 per diluted share, compared to a net loss of $0.2 million, or $0.02 per diluted share, for the same period last fiscal year. Diluted earnings per share reflect 3,022,662 in additional diluted weighted average shares outstanding from the first half of fiscal 2007 primarily due to the private placement transaction in May 2007.
Financial Condition
At September 30, 2007, the Company had cash of $1.3 million, working capital of $11.3 million and total assets of $133.2 million. In addition, the Company had $3.9 million outstanding on its credit facility and capital lease obligations totaling $4.9 million. Shareholders’ equity stood at $87.9 million, up from $47.8 million at the end of fiscal 2007.
“Our balance sheet and working capital position remain strong, and we recently worked with our lender to modify and eliminate some of the more restrictive covenants on our $35 million credit facility,” said Mervyn McCulloch, MPA’s Chief Financial Officer. “We continue to believe our credit facility, cash on hand and ongoing operations will generate the cash necessary to support our planned capital expenditures of between $3.5 million and $4.5 million in fiscal 2008.”
Business Outlook
“We have completed the first half of fiscal 2008 with excellent financial results,” said Mr. Joffe. “Our outlook for the second half of fiscal 2008 is for steady improvement in our operating results as we continue to see the benefits from our new off-shore business model. We will continue with our off shore initiatives and begin to push for our next phase of growth for the future.”
Conference Call
MPA will host a conference call at 9:00 a.m. PT (12:00 p.m. ET) on Monday, November 12, 2007, to discuss results for the second quarter of fiscal 2008 ended September 30, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 339-2688. International callers should dial (617) 847-3007. The pass code is 46561060. If you are unable to participate in the call at this time, a replay will be available beginning Monday, November 12, at 11:00 a.m. PT (2:00 p.m. ET), and will run for the next 90 days. To access the replay dial (888) 286-8010 and enter the conference ID number 23021664. International callers should dial (617) 801-6888 and enter the same conference ID number. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the MPA website at www.motorcarparts.com. To listen to the live call, please go to the MPA website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on MPA’s website for 90 days.
About MPA
Motorcar Parts of America, Inc. is a leading remanufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, and Nashville, Tennessee, as well as in Mexico, Singapore and Malaysia. MPA’s websites are located at www.motorcarparts.com and www.quality-built.com.
Disclosure Regarding Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements with respect to our future performance that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in our relationship with any of our customers, including the increasing customer pressure for lower prices and more favorable payment and other terms, our ability to renew the contract with our largest customer that is scheduled to expire in August 2008 and the terms of any such renewal, the increasing demands on our working capital, including the significant strain on working capital associated with large remanufactured core inventory purchases from customers of the type we have increasingly made, our ability to obtain any additional financing we may seek or require, our ability to achieve positive cash flows from operations, potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures or the material weaknesses in our internal controls over financial reporting, the outcome of the existing review of our custom duties payments and procedures, lower revenues than anticipated from new and existing contracts, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults, any meaningful difference between projected production needs and ultimate sales to our customers, increases in interest rates, changes in the financial condition of any of our major customers, the impact of high gasoline prices, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts industry, including increased competition from Chinese manufacturers, difficulty in obtaining used cores and component parts or increases in the costs of those parts, political or economic instability in any of the foreign countries where we conduct operations, unforeseen increases in operating costs and other factors discussed herein and in the Company’s filings with the SEC.

For more information, contact:

CCG Investor Relations	Motorcar Parts of America, Inc.
Crocker Coulson, President	Selwyn Joffe
crocker.coulson@ccgir.com	Chairman, President & CEO
(646) 213-1915	(310) 972-4005
or
Elaine Ketchmere, VP Financial Writing
elaine.ketchmere@ccgir.com
(310) 231-8600 ext. 119
FINANCIAL TABLES FOLLOW

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	March 31,
	2007	2007
ASSETS
Current assets:
Cash	$1,345,000	$349,000
Short term investments	994,000	859,000
Accounts receivable — net	8,385,000	2,259,000
Non-core inventory— net	25,974,000	32,260,000
Inventory unreturned	3,280,000	3,886,000
Income tax receivable	—	1,670,000
Deferred income tax asset	7,101,000	6,768,000
Prepaid expenses and other current assets	1,912,000	1,873,000

Total current assets	48,991,000	49,924,000
Plant and equipment — net	16,074,000	16,051,000
Long-term core inventory	43,826,000	42,076,000
Long-term core inventory deposit	22,008,000	21,617,000
Deferred income tax asset	1,817,000	1,817,000
Other assets	507,000	501,000

TOTAL ASSETS.	$133,223,000	$131,986,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,821,000	$42,756,000
Accrued liabilities	1,705,000	1,292,000
Accrued salaries and wages	1,824,000	2,780,000
Accrued workers’ compensation claims	3,043,000	3,972,000
Income tax payable	295,000	285,000
Line of credit	3,900,000	22,800,000
Deferred compensation	994,000	859,000
Deferred income	133,000	133,000
Other current liabilities	325,000	225,000
Current portion of capital lease obligations	1,697,000	1,568,000

Total current liabilities	37,737,000	76,670,000
Deferred income, less current portion	188,000	255,000
Deferred core revenue.	2,387,000	1,575,000
Deferred gain on sale-leaseback	1,599,000	1,859,000
Other liabilities	212,000	170,000
Capitalized lease obligations, less current portion	3,219,000	3,629,000

Total liabilities	45,342,000	84,158,000
Commitments and Contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,052,280 and 8,373,122 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively	121,000	84,000
Additional paid-in capital-common stock.	92,194,000	56,241,000
Additional paid-in capital-warrant.	1,883,000	—
Shareholder note receivable	(682,000)	(682,000)
Accumulated other comprehensive income.	162,000	40,000
Accumulated deficit	(5,797,000)	(7,855,000)

Total shareholders’ equity	87,881,000	47,828,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$133,223,000	$131,986,000

-(more)-

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Six Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$69,260,000	$71,589,000	$33,819,000	$44,165,000
Cost of goods sold	50,815,000	59,476,000	25,574,000	39,218,000

Gross profit	18,445,000	12,113,000	8,245,000	4,947,000
Operating expenses:
General and administrative	9,513,000	7,202,000	4,725,000	4,812,000
Sales and marketing	1,726,000	2,325,000	797,000	1,420,000
Research and development	550,000	757,000	275,000	341,000

Total operating expenses	11,789,000	10,284,000	5,797,000	6,573,000

Operating income (loss)	6,656,000	1,829,000	2,448,000	(1,626,000)
Interest expense — net of interest income	3,186,000	2,137,000	1,543,000	1,315,000

Income (loss) before income tax expense	3,470,000	(308,000)	905,000	(2,941,000)
Income tax expense (benefit)	1,412,000	(124,000)	439,000	(1,179,000)

Net income (loss)	$2,058,000	$(184,000)	$466,000	$(1,762,000)

Basic net income (loss) per share	$0.19	$(0.02)	$0.04	$(0.21)

Diluted net income (loss) per share	$0.18	$(0.02)	$0.04	$(0.21)

Weighted average number of shares outstanding:
— basic	10,979,426	8,328,386	12,043,198	8,333,792

— diluted	11,351,048	8,328,386	12,402,249	8,333,792

-(more)-

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$2,058,000	$(184,000)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,434,000	1,167,000
Amortization of deferred gain on sale-leaseback	(259,000)	(259,000)
Provision for (recovery of) inventory reserves.	575,000	369,000
Provision for (recovery of) doubtful accounts	152,000	(7,000)
Provision for (recovery of) customer payment discrepancies	163,000	(963,000)
Deferred income taxes	(332,000)	(448,000)
Share-based compensation expense	590,000	975,000
Impact of tax benefit on APIC pool	(110,000)	—
Shareholder note receivable.	—	(682,000)
Changes in assets and liabilities:
Accounts receivable	(6,440,000)	(4,268,000)
Non-core inventory.	5,712,000	5,579,000
Inventory unreturned	606,000	(2,756,000)
Income tax receivable	1,885,000	(1,098,000)
Prepaid expenses and other current assets	(32,000)	(1,303,000)
Other assets	(6,000)	(20,000)
Accounts payable and accrued liabilities	(20,418,000)	12,446,000
Income tax payable	(209,000)	(855,000)
Deferred compensation	135,000	62,000
Deferred income	(67,000)	(67,000)
Credit due customer.	—	(1,793,000)
Deferred core revenue	812,000	—
Long-term core inventory	(1,750,000)	—
Long-term core inventory deposit	(391,000)	(19,775,000)
Other current liabilities	132,000	(638,000)

Net cash used in operating activities	(15,760,000)	(14,518,000)
Cash flows from investing activities:
Purchase of property, plant and equipment	(891,000)	(2,208,000)
Change in short term investments.	(100,000)	(66,000)

Net cash used in investing activities	(991,000)	(2,274,000)
Cash flows from financing activities:
Borrowings under line of credit	30,200,000	23,536,000
Repayments under line of credit	(49,100,000)	(6,436,000)
Net payments on capital lease obligations.	(790,000)	(744,000)
Exercise of stock options	187,000	208,000
Excess tax benefit from employee stock options exercised	115,000	166,000
Proceeds from issuance of common stock and warrants	40,061,000	—
Stock issuance costs	(3,079,000)	—
Impact of tax benefit on APIC pool	110,000	—

Net cash provided by financing activities	17,704,000	16,730,000
Effect of exchange rate changes on cash	43,000	7,000

Net increase (decrease) in cash	996,000	(55,000)
Cash — Beginning of period	349,000	400,000

Cash — End of period	$1,345,000	$345,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3,220,000	$2,090,000
Income taxes, net of refunds.	(389,000)	1,979,000
Non-cash investing and financing activities:
Property acquired under capital lease	$509,000	$307,000
Shareholder note receivable	$—	$682,000
###